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                                                                   EXHIBIT 10.16

                              AMENDMENT AND WAIVER

        This AMENDMENT AND WAIVER is entered into as of October 29, 1999 by and between THE LIGHTSPAN PARTNERSHIP, INC. (the "COMPANY") and the undersigned (each an "INVESTOR" and collectively the "INVESTORS").

                                    RECITALS

        WHEREAS, the Company desires to sell shares of its Series E Preferred Stock in addition to the shares of Series E Preferred Stock already issued to certain persons selected by the Company (the "SALES");

        WHEREAS, as set forth in Section 2 of the Amended and Restated Investor Rights Agreement dated as of July 8, 1999 by and between the Company and the persons or entities listed on Exhibit A thereto (the "IRA"), the Company has granted to the persons listed on Exhibit A to the IRA the right of first offer (the "RIGHT OF FIRST OFFER") to purchase from the Company any shares that the Company proposes to sell and issue from time to time;

        WHEREAS, Section 5.7 of the IRA provides that "Holders" of at least 50% of the "Registrable Securities," as such terms are defined in the IRA, shall have the ability to amend the IRA;

        WHEREAS, as set forth in Section 1.3 of that certain Series E Preferred Stock Purchase Agreement dated as of July 8, 1999 by and among the Company and certain purchasers of the Company's Series E Preferred Stock listed on Exhibit A thereto (the "SERIES E AGREEMENT"), the Company has agreed not to issue additional shares of Series E Preferred Stock;

        WHEREAS, Section 7.4 of the Series E Agreement provides that holders of a majority of the outstanding "Shares," as defined in the Series E Agreement, may waive provisions of the Series E Agreement;

        WHEREAS, the Investors collectively represent (i) 50% of the Holders of Registrable Securities under the IRA and (ii) a majority of the holders of the outstanding Shares under the Series E Agreement; and

        WHEREAS, the Investors desire to waive the Right of First Offer as to and to permit the Sales, and permit new purchasers of Series E Preferred Stock to become parties to the IRA.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. The limitation on future sales of Series E Preferred Stock contained in Section 1.3 of the Series E Agreement is hereby waived as to any shares of Series E Preferred stock that the Company shall issue or sell on or prior to November 21, 1999, pursuant to the resolution of the Company's Board of Directors.


                                       1.
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        2. Section 2.1(b) of the IRA is hereby amended and restated to read in its entirety as follows:

               (B) DEFINITION OF NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include
        (i) the Shares or the Conversion Shares, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares, or other consolidation, merger or reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation (or other corporation which is the issuer of the capital stock into which the capital stock of the Company is converted or exchanged in such consolidation, merger or reorganization), (iv) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to any bank, equipment lessor or other similar financial institution if and to the extent that the transaction in which such sale or grant is to be made is approved by the Company's Board of Directors with at least seventy-five percent (75%) of the members of the Board of Directors voting in favor of such sale or grant, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the right of first offer established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company or (viii) shares of Series E Preferred Stock issued pursuant to Section 5.12 hereof.

        3. New Section 5.12 is hereby added to the IRA to read in its entirety as follows:

               5.12 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall sell and issue, on or before November 21, 1999, shares of its Series E Preferred Stock in addition to those shares of Series E Preferred Stock issued and sold pursuant to the Series E Agreement and those shares of Series E Preferred Stock issued and sold to the Academic Preferred Holders, any purchaser of such shares of Series E Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR" hereunder.

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        4. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be delivered by facsimile.


        IN WITNESS WHEREOF, the parties have executed this AMENDMENT AND WAIVER as of the date first above written.


COMPANY:

THE LIGHTSPAN PARTNERSHIP, INC.

By:
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Its:
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                                       3.
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INVESTOR:
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By:
   ------------------------------
Its:
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                    [Signature Page to Amendment and Waiver]